SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                         September 12, 2006 (September 11, 2006)

                    VOYAGER ENTERTAINMENT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                 0-33151            54-2110681
       -----------------          ------------       ----------------
(State or other jurisdiction of   (Commission      (IRS Employer
        incorporation)             File Number)   Identification No.)

                 4483 WEST RENO AVE, LAS VEGAS, NEVADA 89118
                ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code (702) 221-8070

                                 NOT APPLICABLE
                      ----------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

ITEM 2.01.  Completion of Acquisition or Disposition of Assets

On September 11, 2006 the Company completed the acquisition of Western Architectural Services, LLC. Tracy Jones, the managing member of Western is the COO and Director of Voyager Entertainment International, Inc. As a result of the acquisition Voyager issued 3,000,000 shares of common stock to the members of Western as an initial deposit and is required to issue and additional 2,000,000 shares of common stock for the purchase of one hundred percent of the units of Western.

Western Architectural Services, LLC. is an operating construction company based in Draper, Utah. Western was formed in 1987 and is a recognized leader in the development, implementation and fabrication of world-class themed architectural designs. Western has been instrumental in supplying pre-fabricated products to the hotel and casino industry, including iconic statues, interior resort theming, as well as, construction related materials and services. Projects include The Venetian, New York, New York, Mandalay Bay, Paris, and Luxor, to name a few. Western's most notable projects include the Statue of Liberty, at the New York, New York; the famed fountain located at the Paris Hotel and Casino; and most of the interior theming for the Luxor Hotel and Casino and Mandalay Bay.

Western also manufactures products for residential and institutional projects such as architectural columns, domes, moldings, and frames. Western has contracted and completed more than $70 million dollars of construction projects over the last ten years.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 5, 2006 the Company received a loan from Diversified Lending Group, a California registered mortgage Banker, in the amount of $1,250,000. The loan term is for one year with monthly interest payments due on the 5th day of each month beginning on October 5, 2006. The principal balance will be due twelve months from the day the loan was executed. The interest rate of the loan is 14% simple interest calculated daily assuming a 360 day year. A late payment fee of ..05% will be payable to DLG in the event a monthly payment is determined to be late. If the Company defaults on any payments a notice of default will be sent by DLG to the Company at which time the company will have 15 days to sure the default. Once a default has been created, the default rate will be 18%. As consideration for the loan Voyager was required to issue 4,000,000 shares of common stock representing .04% of the issued and outstanding shares of Voyager. As a condition to the loan Voyager is required to issue shares of common stock to DLG every quarter in order for DLG to remain at .04% for a period of two years from the date the loan is repaid. An additional 7,500,000 shares were issued to DLG as collateral for the loan. Those shares are to remain unencumbered and will be returned to the Company for cancellation at the time the loan is repaid. However if the loan is not repaid DLG will be permitted to retain the shares.

The company has the option to extend the loan term to 18 months for a fee of ..03% of the loan amount or $37,500.

ITEM 8.01.  Other Events.


                                        2
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Press release.

























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

Item 9.01.       Financial Statements and Exhibits

       (c)       Exhibit Number      Description

                  2.1                Western Architectural Acquisition Agreement

                 10.1                Promissory Note

                 10.2                Stock Pledge Agreement

                 99.1                Press Release Dated September 12 2006









                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VOYAGER ENTERTAINMENT INTERNATIONAL, INC.


September 12, 2006       By:      /S/ Richarld L. Hannigan, Sr.
                                  -------------------------------------
                                  Name: Richard L. Hannigan, Sr.
                                  Title: President & CEO
















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